UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 30, 2009
                ________________________________________________
                Date of Report (Date of earliest event reported)


                            MORGAN CREEK ENERGY CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                        0-25455                  201777817
____________________________     _______________________     ___________________
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                                5050 QUORUM DRIVE
                                    SUITE 700
                               DALLAS, TEXAS 75254
               ___________________________________________________
               (Address of principal executive offices) (Zip Code)


                                 (214) 321-0603
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on June 2, 2009, the Board of Directors (the "Board") of Morgan Creek Energy Corp., a Nevada corporation (the "Company"), pursuant to unanimous vote at a special meeting of the Board, authorized the execution of a letter agreement dated May 28, 2009, as amended (the "Option Agreement") with Bonanza Resources (Texas) Inc., the wholly owned subsidiary of Bonanza Resources Corporation ("Bonanza Resources"), to purchase a sixty percent (60%) of Bonanza Resources' eighty-five percent (85%) leasehold interest (the "Bonanza Resources Interest") in and to certain leases located in Beaver County, State of Oklahoma, known as the North Fork 3-D Prospect (the "Prospect").

The Bonanza Resources Interest is held by Bonanza Resources pursuant to that certain letter agreement between Bonanza Resources, Ryan Petroleum LLC and Radian Energy L.C. dated February 25, 2008 (the "Original Agreement"). In accordance with the terms and provisions of the Original Agreement, Bonanza Resources acquired the Bonanza Resources Interest and subsequently represented to the Company that the acreage of the Bonanza Resources Interest consisted of 8,555 acres. Therefore, the Option Agreement reflected the acreage of the Bonanza Resources Interest to consist of 8,555 acres, which has been subsequently disclosed by the Company in numerous filings with the Securities and Exchange Commission.

During the course of the Company's due diligence for the formal option agreement, the Company discovered that the size of the Bonanza Resources Interest is not the original represented 8,555 acres but approximately 5,600 acres, which the Company alleges is materially less than represented by Bonanza Resources and contracted for under the Option Agreement. Bonanza Resources has stated to the Company that the actual lesser amount of acreage forming the Bonanza Resources Interest was due to certain leases not being renewed by Ryan Petroleum LLC of the Prospect, thus expiring prior to the date of the Option Agreement, without first advising Bonanza Resources either orally or in writing of the operator's intention to allow those leases to expire. Bonanza Resources further stated to the Company that it discovered the facts regarding the acreage on approximately November 26, 2009. The Company in good faith relied on the representations of Bonanza Resources when it entered into the Option Agreement and now knows that such representations were not correct.

Therefore, as of November 30, 2009, the Company and Bonanza Resources entered into an amendment of the Option Agreement (the "Amendment"). In accordance with the terms and provisions of the Amendment, Bonanza Resources granted to the Company an option to acquire a 70% interest in the Bonanza Resources Interest (a 59.50% working interest) by incurring the full costs of drilling one well to completion on the Prospect, which will deem the Company as having earned an interest in that well and in the balance of the Prospect. In the event the Company incurs the full cost of drilling the first well which results in a dry hole, then the Company will have the exclusive right and option to participate in any and all further drilling programs on the Prospect and to incur the full costs of drilling a second well to completion on the Prospect up to the expiration of the option period on October 28, 2010. This will deem the Company as having earned its option to acquire the 70% interest of the Bonanza Resources Interest in both that well and the balance of the Prospect.

Therefore, in light of the fact that the Bonanza Resources Interest is actually comprised of a number of acres materially less than originally represented by Bonanza Resources, the Company hereby: (i) advises the public that the Company believes the accurate number of acres forming the Bonanza Resources Interest is approximately 5,600 acres and that the Company's website will be amended accordingly; and (ii) advises the public of the Amendment.

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


SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(C) SHELL COMPANY TRANSACTION.

    Not applicable.

(D) EXHIBITS.

    10.1 Amendment of the Option Agreement between Morgan Creek Energy Corp. and Bonanza Resources Corporation dated November 30, 2009.

    99.1 Press Release dated December 1, 2009.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MORGAN CREEK ENERGY CORP.

Date: December 1, 2009


                                 /s/ PETER WILSON
                                 ________________________________________
                                 Name:  Peter Wilson
                                 Title: President/Chief Executive Officer


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